Exhibit 99.1

VirTra Reports First Quarter 2026 Financial Results

CHANDLER, Ariz. — May 11, 2026 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use-of-force and firearms training simulators, reported results for the first quarter ended March 31, 2026. The financial statements are available on VirTra’s website and here.

First Quarter 2026 and Recent Operational Highlights

●	Bookings totaled $3.8 million in Q1 2026.
●	Total backlog was $25.2 million at March 31, 2026.
●	Demonstrated its next-generation Drone Defense Training System for corrections professionals as agencies prepare officers to detect, track, and respond to unauthorized drones attempting to breach facility perimeters or deliver contraband into secure environments.
●	Advanced engagement across law enforcement, corrections, federal, and international markets, including increased activity tied to federal grant programs and customer procurement processes.
●	Expanded engagement with U.S. military branches, including demonstrations with Army and Marine Corps groups.
●	APEX Data Reporting and Analytics Integration: A Milestone in Customer Engagement – The integration of APEX data analytics is positively impacting our customers, with successful demonstrations conducted for U.S. military groups and a recent international contract win, underscoring VirTra’s ability to deliver actionable training insights and enhance military simulation capabilities.

First Quarter 2026 Financial Highlights

	For the Three Months Ended
All figures in millions, except per share data	March 31, 2026	March 31, 2025	% Δ
Total Revenue	$3.5	$7.2	-51%

Gross Profit	$2.1	$5.2	-59%
Gross Margin	61%	73%	N/A

Net Income (Loss)	$(1.3)	$1.3	N/A
Diluted EPS	$(0.12)	$0.11	N/A
Adjusted EBITDA	$(0.9)	$1.7	N/A

Management Commentary

VirTra CEO John Givens stated, “Since quarter-end, we have continued to see customer activity move forward across our core markets. Agencies are re-engaging as funding programs reopen, customers are working through grant applications and procurement steps, and our team is staying closely involved to help move these opportunities forward. While the timing of revenue conversion remains dependent on external funding and customer processes, the progression we are seeing today supports our expectation for improved sales momentum as we move through the second half of 2026.

“We are also seeing tangible progress from a more targeted commercial strategy. Over the past three months, qualified leads have approximately doubled, supported by improved lead capture, more focused customer segmentation, needs-based marketing campaigns, and a more disciplined process for moving prospects from initial interest into the sales pipeline. We continue to see interest in new capabilities such as drone defense training, advanced analytics, and portable simulation platforms, which expand the ways customers can apply VirTra’s technology.

“Across our target markets, customers are preparing for more dynamic threats, including emerging needs around drone defense and de-escalation, which come with a broader range of training requirements. VirTra’s role is to help them train more effectively, more consistently, and with better data, and we believe we are well-positioned as funding and procurement conditions continue to normalize.”

First Quarter 2026 Financial Results

Total revenue was $3.5 million, compared to $7.2 million in the prior year period. The decrease was due to a number of our Q3 and Q4 booking customers being unable to accept delivery in Q1 of 2026.

Gross profit was $2.1 million (61% of revenue), compared to $5.2 million (73% of revenue) in the prior year period.

Net operating expense was $3.5 million, compared to $3.8 million in the prior year period, maintaining disciplined cost management.

Loss from operations was $(1.3) million, compared to income from operations of $1.4 million in the prior year period.

Net loss was $(1.3) million, or $(0.12) per diluted share, compared to net income of $1.3 million, or $0.11 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $(0.9) million, compared to $1.7 million in the prior year period.

Financial Commentary

VirTra CFO Alanna Boudreau stated, “Our first quarter results reflect continued revenue timing variability, particularly in capital system sales, as customers work through funding and procurement processes. During the quarter, Subscription Training Equipment Partnership (STEP) revenue represented a larger percentage of total revenue due to the lower level of capital system sales. STEP provides recurring revenue visibility and remains an attractive access model for agencies, though revenue from these agreements is recognized over the life of the contract, which can pressure reported gross margin in periods where STEP represents a larger share of revenue. We continued to manage expenses carefully while maintaining a strong balance sheet.”

Conference Call

VirTra’s management will hold a conference call today (May 11, 2026) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s CEO John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13760404

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 25, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13760404

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use-of-force and firearms training simulators for law enforcement, military, educational, and commercial markets. Since 1993, VirTra has been dedicated to saving lives by providing highly effective, realistic training designed to prepare officers for the most difficult real-world situations.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For Three Months Ended
	March 31,	March 31,	Increase	%
	2026	2025	(Decrease)	Change

Net Income (Loss)	$(1,328,632)	$1,264,060	$(2,592,692)	-205%
Adjustments:
Provision for income taxes	54,000	102,000	(48,000)	-47%
Depreciation and amortization	470,027	316,640	153,387	48%
Interest (net)	(21,772)	(21,251)	(521)	2%
EBITDA	(826,377)	1,661,449	(2,487,826)	-150%
Right of use amortization	43,494	41,864	1,630	4%

Adjusted EBITDA	$(782,883)	$1,703,313	$(2,486,196)	-146%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Alec Wilson and Greg Bradbury

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

-Financial Tables to Follow-

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$17,850,178	$18,594,598
Accounts receivable, net	4,917,675	5,502,087
Inventory, net	14,368,385	13,060,024
Unbilled revenue	322,874	868,216
Prepaid expenses and other current assets	1,437,190	2,622,462
Deferred Contract Costs, short term	374,375	374,375
Total current assets	39,270,677	41,021,762
Long-term assets:
Property and equipment, net	16,006,755	16,268,400
Operating lease right-of-use asset, net	225,379	268,873
Intangible assets, net	2,397,689	2,513,186
Security deposits, long-term	15,980	15,979
Other assets, long-term	424,225	424,226
Deferred tax asset, net	4,415,171	4,135,463
Deferred Contract Costs, long term	395,102	488,695
Total long-term assets	23,880,301	24,114,822
Total assets	$63,150,978	$65,136,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$971,964	$784,074
Accrued compensation and related costs	567,909	461,430
Accrued expenses and other current liabilities	1,217,590	1,196,565
Note payable, current	225,981	227,754
Operating lease liability, short-term	197,538	196,311
Deferred revenue, short-term	6,813,186	7,361,738
Total current liabilities	9,994,168	10,227,872
Long-term liabilities:
Deferred revenue, long-term	1,559,691	1,913,393
Note payable, long-term	7,248,704	7,314,085
Operating lease liability, long-term	42,402	89,053
Total long-term liabilities	8,850,797	9,316,531
Total liabilities	18,844,965	19,544,403

Commitments and contingencies (See Note 10)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,303,885 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1,130	1,130
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	33,098,555	33,056,091
Retained Earnings	11,206,328	12,534,960
Total stockholders’ equity	44,306,013	45,592,181
Total liabilities and stockholders’ equity	$63,150,978	$65,136,584

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Revenues:
Net sales	$3,474,146	$7,160,247
Total revenue	3,474,146	7,160,247

Cost of sales	1,340,342	1,963,367

Gross profit	2,133,804	5,196,880

Operating expenses:
General and administrative	2,961,172	3,219,950
Research and development	500,673	609,127

Net operating expense	3,461,845	3,829,077

Income (loss) from operations	(1,328,041)	1,367,803

Other income (expense):
Other income	113,190	72,010
Other (expense)	(59,781)	(73,753)

Net other income	53,409	(1,743)

(Loss) before provision for income taxes	(1,274,632)	1,366,060

Provision (Benefit) for income taxes	54,000	102,000

Net (loss)	$(1,328,632)	$1,264,060

Net (loss) per common share:
Basic	$(0.12)	$0.11
Diluted	$(0.12)	$0.11

Weighted average shares outstanding:
Basic	11,303,885	11,162,037
Diluted	11,303,885	11,162,037

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31
	2026	2025
Cash flows from operating activities:
Net (loss)	$(1,328,632)	$1,264,060
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	470,027	316,640
Right of use amortization	43,494	41,864
Employee stock compensation	42,464	29,514
Bad debt expense	(9,408)	(15,334)
Loss on disposal of PP&E	3,990	-
Changes in operating assets and liabilities:
Accounts receivable, net	593,819	(884,782)
Inventory, net	(1,308,361)	(404,091)
Deferred taxes	(279,708)	(516,055)
Deferred Contract Costs - LT	93,593	-
Unbilled revenue	545,342	461,463
Prepaid expenses and other current assets	1,185,272	(343,571)
Accounts payable and other accrued expenses	315,395	448,503
Operating lease right of use	(45,424)	(43,223)
Deferred revenue	(902,254)	(289,297)
Net cash provided by (used in) operating activities	(580,391)	65,691

Cash flows from investing activities:
Purchase of property and equipment	(96,875)	(428,371)
Net cash provided by (used in) investing activities	(96,875)	(428,371)

Cash flows from financing activities:
Principal payments of debt	(67,154)	(65,521)
Net cash (used in) financing activities	(67,154)	(65,521)

Net (decrease) in cash	(744,420)	(428,201)
Cash and restricted cash, beginning of period	18,594,598	18,040,827
Cash and restricted cash, end of period	$17,850,178	$17,612,626

Supplemental disclosure of cash flow information:
Income taxes paid (refunded)	$(1,041,894)	$20,951
Interest paid	$55,534	$56,974